As filed with the Securities and Exchange Commission on February 23, 2015
Registration No. 33-09267

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION
1975 STOCK OWNERSHIP OPTION PLAN

McDONALD’S HAMBURGERS LIMITED
EMPLOYEE SHARE OPTION SCHEME

McDONALD’S RESTAURANTS OF CANADA LIMITED
EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
(Name and address of agent for service)

(630) 623-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 33-09267) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on October 23, 1986 (the “Registration Statement”) to register 4,500,000 shares of the Registrant’s Common Stock for issuance under the McDonald’s Corporation 1975 Stock Ownership Option Plan (the “Plan”).

On February 1, 1988, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement indicating that Common Stock registered under the Plan could be used for the McDonald’s Hamburgers Limited Employee Share Option Scheme.

On February 13, 1989, the Registrant filed Post-Effective Amendment No. 2 to the Registration Statement indicating that Common Stock registered under the Plan could be used for the McDonald’s Restaurants of Canada Limited Employee Stock Option Plan.

As of the date of this Post-Effective Amendment, no additional shares of Common Stock registered will be issued under the Plan. In accordance with the Registrant’s undertaking in Part II, Item 21(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 23rd day of February, 2015.

McDONALD’S CORPORATION

By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President - Associate General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature Title	Date

*	February 23, 2015
Susan E. Arnold
Director

*	February 23, 2015
Peter J. Bensen
Corporate Senior Executive Vice President and Chief Financial Officer

*	February 23, 2015
Robert A. Eckert
Director

Margaret H. Georgiadis
Director

*	February 23, 2015
Enrique Hernandez, Jr.
Director

*	February 23, 2015
Jeanne P. Jackson
Director

*	February 23, 2015
Richard H. Lenny
Director

*	February 23, 2015
Walter E. Massey
Director

*	February 23, 2015
Andrew J. McKenna
Chairman of the Board and Director

*	February 23, 2015
Cary D. McMillan
Director

*	February 23, 2015
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	February 23, 2015
Sheila A. Penrose
Director

*	February 23, 2015
John W. Rogers, Jr.
Director

*	February 23, 2015
Roger W. Stone
Director

/s/ Donald Thompson	February 13, 2015
Donald Thompson
President, Chief Executive Officer and Director

*	February 23, 2015
Miles D. White
Director

*
Denise A. Horne, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 3 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

By:	/s/ Denise A. Horne
Denise A. Horne
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney